UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2021 (April 6, 2021)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17204	20-3126437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd.

Suite 310

Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On April 6, 2021 Infinity Energy Resources, Inc. (“Infinity”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion by Infinity, of the previously announced acquisition of certain oil and gas related interests in the Central Kansas Uplift Field in Kansas from Core Energy, LLC (“Core Energy”) for $900,000 in cash paid at closing (the “Acquired Oil & Gas Properties”). This Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to present certain financial statements for Core Energy and to present certain unaudited pro forma financial information in connection with the acquisition of the Acquired Oil & Gas Properties.

Unless stated otherwise in this Amended Form 8-K or exhibits hereto, this Amended Form 8-K does not amend any other item of the Original 8-K filed with the Commission on April 6, 2021, or purport to provide an update or a discussion of any developments at the Company or Core Energy, LLC, a Kansas limited liability company, subsequent to the filing date of the Original Report.

On December 14, 2020, the Company entered into an asset purchase and sale agreement (the “Agreement”) with Core Energy, as well as all of the members of Core, Mandalay LLC and Coal Creek Energy, LLC, to purchase certain oil and gas properties in the Central Kansas Uplift geological formation, covering over 11,000 contiguous acres, including, among other things, the production and mineral rights to and a leasehold interest in the Acquired Oil & Gas Properties and all contracts, agreements and instruments by which the Acquired Oil & Gas Properties are bound.

The acquisition of the Acquired Oil & Gas Properties under the Agreement is a significant acquisition for purposes of Item 2.01 of the Current Report on Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma financial statements give effect to the acquisition under the Agreement as if the acquisition occurred at the beginning of the earliest period presented. The pro forma financial statements and adjustments thereunder are described in the accompanying notes. They are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K/A.

Item 9.01.Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquired by Infinity Energy Resources, Inc. from Core Energy, LLC for the years ended March 31, 2021 and 2020, together with independent auditors’ report thereon, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)Pro Forma Financial Information

The unaudited pro forma balance sheet of Infinity Energy Resources, Inc. as of March 31, 2021, and the pro forma statement of operations for the year ended year ended December 31, 2020, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d) Exhibits

99.1

Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquired by Infinity Energy Resources, Inc. from Core Energy, LLC for the years ended March 31, 2021 and 2020, together with independent auditors’ report thereon.

99.2	Unaudited pro forma balance sheet of Infinity Energy Resources, Inc. as of March 31, 2021, and the pro forma statement of operations for the year ended year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021	Infinity Energy Resources, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

99.1

Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquired by Infinity Energy Resources, Inc. from Core Energy, LLC for the years ended March 31, 2021 and 2020, together with independent auditors’ report thereon

99.2	Unaudited pro forma balance sheet of Infinity Energy Resources, Inc. as of March 31, 2021, and the pro forma statement of operations for the year ended year ended December 31, 2020.